SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-12

POLARIS INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

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(4) Date filed:

Polaris Industries Inc.

2100 Highway 55
Medina, Minnesota 55340
763-542-0500 Fax: 763-542-0599
March 1, 2005
Dear Fellow Shareholder:
      The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2005 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 21, 2005 at 9:00 a.m. local time.
      In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2004 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.
      It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote by returning your signed proxy card in the envelope provided or by using the telephone or on-line voting options indicated on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.
      We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board
      Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 1, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Polaris Industries Inc. will hold its 2005 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 21, 2005. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1.	Elect the following directors:
• One Class I director for a two year term ending in 2007; and
• Three Class II directors for three year terms ending in 2008.

2.	Approve amendments to the Polaris Industries Inc. Deferred Compensation Plan for Directors to (i) increase the reserve by 50,000 shares, (ii) extend the term of the plan, which currently expires on May 10, 2005, to May 31, 2010 and (iii) shift the administrative responsibilities under the plan from the Company’s Chief Financial Officer to the Compensation Committee.

3.	Approve amendments to the Polaris Industries Inc. 1996 Restricted Stock Plan to (i) increase the reserve by 250,000 shares, (ii) extend the term of the plan, which currently expires on January 25, 2006, to May 31, 2011, (iii) incorporate into the plan performance goals to be used in the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code and (iv) rename the plan as the Polaris Industries Inc. Restricted Stock Plan.

4.	Act on any other matters that may properly come before the meeting.
      The Board recommends that shareholders vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the approval of the amendments to the Company’s Deferred Compensation Plan for Directors and FOR the approval of the amendments to the 1996 Restricted Stock Plan, as each is described in the accompanying Proxy Statement.
      Only shareholders of record at the close of business on February 22, 2005 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President-Finance,
Chief Financial Officer and Secretary
YOUR VOTE IS IMPORTANT
      Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by telephone, Internet or mail.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of February 22, 2005. There were a total of 43,020,045 shares of the Company’s common stock outstanding on February 22, 2005. This Proxy Statement and proxy card, along with the Annual Report for 2004, are first being mailed to shareholders beginning March 4, 2005. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of one nominee as a Class I director for a two year term ending in 2007. The Board of Directors’ nominee is Robert L. Caulk.

• Election of three nominees as Class II directors for three year terms ending in 2008. The Board of Directors’ nominees are William E. Fruhan, R.M. (Mark) Schreck and John R. Menard, Jr.

• Approval of amendments to the Deferred Compensation Plan for Directors to (i) increase the reserve by 50,000 shares, (ii) extend the term of the plan, which currently expires on May 10, 2005, to May 31, 2010 and (iii) shift the administrative responsibilities under the plan from the Company’s Chief Financial Officer to the Compensation Committee.

• Approval of amendments to the 1996 Restricted Stock Plan to (i) increase the reserve by 250,000 shares, (ii) extend the term of the plan, which currently expires on January 25, 2006, to May 31, 2011, (iii) incorporate into the plan performance goals to be used in the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code and (iv) rename the plan as the Polaris Industries Inc. Restricted Stock Plan.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends you vote FOR the approval of the amendments to the Company’s Deferred Compensation Plan and FOR the approval of the amendments to the 1996 Restricted Stock Plan.

Q:	How many shares must be voted to approve each proposal?

A:	Quorum. A majority of the outstanding shares of the Company’s common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 43,020,045 shares of Polaris common stock were issued and outstanding. A majority of those shares, or 21,510,023 shares of our common stock, will constitute a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum to transact business at the Annual Meeting.

Vote Required. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors.

Each of the other matters that may be acted upon at the meeting, including the proposals to amend the Company’s Deferred Compensation Plan for Directors and the 1996 Restricted Stock Plan, will be determined by the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of our common stock). Abstentions and broker non-votes will have the effects on these proposals noted below.

Q:	What is the effect of broker non-votes and abstentions?

A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that proposal.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Accordingly, abstentions will have the same effect as votes against a proposal.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by phone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

• Vote by Internet, by going to the web address http://www.eproxy.com/pii/ and following the instructions for Internet voting shown on the enclosed proxy card.

• Vote by proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxy cards and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris 1996 Restricted Stock Plan, the Polaris Employee Stock Ownership Plan, the Polaris Employee Stock Purchase Plan and the Polaris 401(k) Retirement Savings Plan.

Q.	What happens if I don’t vote shares that I own?

A.	For shares registered in your name. If you do not vote shares that are registered in your name by proxy through the mail, telephone or internet as described on the proxy card, or by voting in person at the Annual Meeting, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. The proposals to amend the Deferred Compensation Plan for Directors and the 1996 Restricted Stock Plan are “non-discretionary” items and may not be voted on by a broker absent specific voting instructions from the beneficial owner.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2006 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2006 annual meeting, you must give the Company written notice of your proposal no later than January 18, 2006. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 4, 2005.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $9,000, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 14, 2005 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 26 and all executive officers and directors as a group. As of February 14, 2005, there were 43,005,871 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 14, 2005 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

	Shares		Common
	Beneficially	Percent	Stock
Name and Address of Beneficial Owner	Owned	of Class	Equivalents(7)

Goldman Sachs Asset Management, L.P.(1)	2,206,425	5.1%
Thomas C. Tiller(2)(3)	1,793,770	4.0%
Chief Executive Officer, President and Director
Jeffrey A. Bjorkman(2)(3)	82,236	*
Vice President — Operations
John B. Corness(2)(3)	66,551	*
Vice President — Human Resources
Michael W. Malone(2)(3)	101,496	*
Vice President — Finance, Chief Financial Officer and Secretary
Kenneth J. Sobaski(2)(3)	82,744	*
Vice President — Sales, Marketing and Business Development
Andris A. Baltins(4)(5)	33,150	*	17,674
Director
Robert L. Caulk(6)	200	*	289
Director
Annette K. Clayton(5)	8,000	*	2,025
Director
William E. Fruhan, Jr.(5)	16,000	*	3,176
Director
John R. Menard, Jr.(5)	8,000	*	4,497
Director
Gregory R. Palen(5)	25,400	*	22,885
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(5)	11,890	*	6,498
Director
Richard A. Zona(5)	14,500	*	6,148
Director
All directors and executive officers as a group (15 persons)(2)(3)(5)	2,322,475	5.2%	63,192

*	Indicates ownership of less than 1%.

(1)	The address for Goldman Sachs Asset management, L.P. (“Goldman Sachs”) is 32 Old Slip, New York, NY 10005. Goldman Sachs, an investment adviser, has sole voting power with respect to 1,479,535 shares and sole dispositive power with respect to 2,206,425 shares. The information set forth herein is based on the Schedule 13G dated February 7, 2005 filed by Goldman Sachs with the Securities and Exchange Commission.

(2)	Includes 183,000, 7,400, 6,470, 15,550 and 7,400 restricted shares of common stock awarded to Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski, respectively, and 234,450 aggregate restricted shares of common stock awarded to all executive officers as a group under the Polaris Industries Inc. 1996 Restricted Stock Plan. An aggregate of 193,000 restricted shares become freely tradeable only upon the

Company achieving certain compounded earnings growth targets and an aggregate of 41,450 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company.

(3)	Includes 1,450,000, 29,436, 39,600, 17,624 and 60,000 shares subject to stock options that were granted to Messrs. Tiller, Bjorkman, Corness, Malone and Sobaski, respectively, and 1,626,460 aggregate shares subject to stock options that were granted to all executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan which are or will become vested and exercisable on or before May 4, 2005.

(4)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 9,580 shares.

(5)	Includes 8,000 shares subject to stock options that were granted to each of the non-employee directors with respect to annual grants under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which are or will become vested and exercisable on or before April 21, 2005.

(6)	These shares are maintained in brokerage accounts registered in Mr. Caulk’s name as Custodian under the Delaware Uniform Transfers to Minors Act for the benefit of two minor children, as to which beneficial ownership is disclaimed.

(7)	Represents the number of common stock equivalents credited as of February 14, 2005 to the accounts of each non-employee director as maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

Stock Ownership Guidelines
      Our Board of Directors has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, on January 22, 2007, shares of Polaris common stock or common stock equivalents having a value of at least three times the amount of the annual retainer fee paid to such director. Each non-employee director who is elected for the first time after January 23, 2003 will be expected to satisfy such guidelines at the end of a period of four years commencing on the date such director is elected. The stock ownership guidelines also provide that the Chief Executive Officer and other executive officers of the Company are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value of at least five and three times, respectively, their annual base salaries. The Chief Executive Officer and other executive officers of the Company that held office as of January 23, 2003 currently satisfy these guidelines and any person becoming an executive officer of the Company after January 23, 2003 will be expected to satisfy the guidelines at the end of a period of four years commencing on the date of becoming an executive officer of the Company.
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Independence
      Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com or may be obtained in print by any shareholder who requests it. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board of Directors must be independent as determined by the Board of Directors. In making its determination of independence, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Ms. Clayton and Messrs. Caulk, Fruhan, Menard, Schreck and Zona are independent. The Board of Directors has also determined that Mr. Baltins is independent for all purposes other than service on the Company’s Audit Committee because he is a member of one of the law firms that provides legal services to the Company. Mr. Palen, our non-Executive Chairman of the Board, is the Chairman and Chief Executive Officer of Spectro

Alloys, an aluminum manufacturing company that served as a supplier to the Company until June 2003. Under our Corporate Governance Guidelines, Mr. Palen will be regarded as non-independent until June 2006, three years following the termination of the Spectro Alloys relationship with Polaris. Mr. Tiller, our President and Chief Executive Officer is not considered to be independent by the Board of Directors. Accordingly, a substantial majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.
      We have also adopted a Code of Business Conduct and Ethics applicable to all employees, including our Chief Executive Officer, our Chief Financial Officer and all other senior executives, and the directors. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com and in print to any shareholder who requests it.
Communications with the Board
      Under our Corporate Governance Guidelines, a process has been established by which shareholders may communicate with members of the Board of Directors. Any shareholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.
      All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.
Director Compensation
      Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. The Company presently pays each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $40,000, at least $5,000 of which will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, currently receives an annual fee of $100,000 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000. Effective as of April 23, 2004, non-employee directors also receive $1,000 for each committee meeting attended, which fees they may choose to defer under the Deferred Compensation Plan (as described below).
      The Company maintains a deferred compensation plan for directors, the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) for directors who are not officers or employees of the Company (“Outside Directors”). As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director automatically receives an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the director and/or chair fees that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents are outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.
      As soon as practicable after an Outside Directors’ service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.
      A maximum of 150,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. Of that total, 31,167 shares of common stock remained available for future grants as of February 14, 2005. The Deferred Compensation Plan will remain effective until May 10, 2005. In the event the amendments submitted under Proposal 2 of this proxy statement are approved by shareholders, the number of shares of common stock reserved for issuance under the Deferred Compensation Plan will be increased by 50,000 and the term will be extended until May 31, 2010. The Deferred Compensation Plan may be terminated or amended at any time by the Board of Directors.
      Under the 2003 Non-Employee Director Stock Option Plan, each non-employee director elected at an annual meeting of shareholders or who continues to serve as a director after such annual meeting will receive an automatic annual grant of stock options to purchase 4,000 shares of the Company’s common stock at an exercise price equal to fair market value on the date of grant.
      Additionally, the Company makes Polaris products available to its Outside Directors at no charge to encourage a first-hand understanding of the riding experience of Polaris customers.
Board Meetings
      During 2004, the full Board of Directors met five times. Four of those meetings were preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by either Mr. Palen or the chair of the Corporate Governance and Nominating Committee. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2004. The Board also acted through one written action in 2004. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve. All members of the Board of Directors attended our 2004 Annual Meeting, except for Robert L. Caulk, who was elected to the Board effective October 21, 2004.
Committees of the Board and Meetings
      The Board of Directors has designated five standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available for review on our website at http://www.polarisindustries.com and is also available in print to any shareholder who requests it. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2004, are described below.

Executive Committee

Members:	Gregory R. Palen Thomas C. Tiller, Chair

Purpose:	Reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time.

Audit Committee

Members:	Annette K. Clayton William E. Fruhan, Jr. Richard A. Zona, Chair

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE. Additionally, Mr. Zona and Mr. Fruhan have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that Mr. Zona’s service on the audit committee of three other public companies does not impair his ability to effectively serve on the Company’s Audit Committee.

Purpose:	The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

• assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of the Company’s internal audit function and (e) the performance of the Company’s independent auditor;

• prepare the Audit Committee Report that appears later in this Proxy Statement;

• serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; and

• provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Audit Committee. This committee met nine times during 2004 and acted through one written action.

Compensation Committee

Members:	Andris A. Baltins William E. Fruhan, Jr., Chair Richard A. Zona

All members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight to the administration of the Company’s director and executive compensa-

tion programs and administers the Company’s stock option, restricted share and other equity based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report on Executive Compensation that appears later in this Proxy Statement. In addition, the Compensation Committee periodically reviews with the Chief Executive Officer a written procedure for the efficient transfer of his responsibilities in the event of his sudden incapacitation or departure, including recommendations for longer-term succession planning. This committee met seven times during 2004 and acted through two written actions.

Corporate Governance and Nominating Committee

Members:	Andris A. Baltins, Chair William E. Fruhan, Jr. R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Submission of Shareholder Proposals and Nominations” that appears later in this Proxy Statement. The committee also is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee met seven times and acted through one written action during 2004.

Technology Committee

Members:	Annette K. Clayton John R. Menard, Jr. Gregory R. Palen R. M. (Mark) Schreck, Chair Thomas C. Tiller

Purpose:	Provides oversight of the product and technology plans at the Company to ensure that the Polaris management team: (1) continues to provide leadership products across all product lines; (2) addresses regulatory and competitive challenges in a timely and appropriate manner; (3) provides adequate investment funds across product lines; (4) addresses major facility opportunities and issues, such as expansions, and in-source/out source opportunities; and (5) properly assesses the risk and benefits associated with major product and facility changes. This committee met five times during 2004.

Certain Relationships and Related Transactions
      The law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provides ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of that firm. During 2004, KSK received $419,979 in legal fees from the Company.
      Gregory R. Palen, the non-Executive Chairman of the Board of Directors, is the Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company that served as a supplier to the Company until June 2003. Under our Corporate Governance Guidelines, Mr. Palen will be regarded as non-independent until June 2006, three years following the termination of the Spectro Alloys relationship with Polaris. Mr. Palen voluntarily resigned from the Audit Committee and the Corporate Governance and Nominating Committee in January 2004 in order that such committees be comprised of independent directors as required under the current NYSE rules. The Audit Committee is currently comprised of Messrs. Fruhan and Zona and Ms. Clayton, all of whom are independent directors. The Corporate Governance and Nominating Committee is currently comprised of Messrs. Baltins, Fruhan, and Schreck, all of whom are independent directors.
Compensation Committee Interlocks and Insider Participation
      All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.
Section 16 Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the copies of those reports furnished to the Company during 2004 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2004, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company inadvertently failed to timely file a Form 4 to report a sale of 3,735 shares by Jeffrey A. Bjorkman on July 28, 2004 and filed an amendment to a Form 4 for Mr. Bjorkman to reflect the exercise of an option to purchase 7,500 shares on February 7, 2002. In addition, due to inadvertent arithmetical errors, the Company filed amendments to Form 4 filings for (i) Mr. Tiller in order to correct the number of securities beneficially owned by him as reported on November 3, 2003 and November 1, 2004, and (ii) Messrs. Baltins, Fruhan and Palen, in order to correct the number of common stock equivalents credited to each director’s account under the Deferred Compensation Plan for Directors as reported on January 3, 2005. The Form 3 filed for Mr. Caulk was amended to reflect 200 shares held in brokerage accounts registered in his name as custodian for two minor children, which shares were held at the time he became subject to Section 16 reporting.

AUDIT COMMITTEE REPORT
      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent auditor, which reports directly to the Audit Committee. The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.
      In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 with management and with representatives of Ernst & Young LLP, the Company’s independent auditors. We also reviewed, and discussed with management and representatives of Ernst & Young, management’s assessment and report and Ernst & Young’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
      We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed the independence of Ernst & Young LLP with representatives of such firm. We are satisfied that the non-audit services provided to the Company by the independent auditors are compatible with maintaining their independence.
      Management is responsible for Polaris’ system of internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes.
      In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE

Richard A. Zona, Chair Annette K. Clayton William E. Fruhan, Jr.

INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has engaged Ernst & Young LLP (“E&Y”) as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2004. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
      Audit Fees. The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2004 and December 31, 2003, were $552,000 and $300,000, respectively. These fees include amounts for the audit of the Company’s consolidated annual financial statements, statutory audits at certain foreign subsidiaries, the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents. The 2004 amount also includes fees related to testing of the Company’s internal controls over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002.
      Audit-Related Fees. The aggregate audit-related fees paid to E&Y for the fiscal years 2004 and 2003 were $96,000 and $114,000, respectively. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans, assistance related to potential transactions and the issuance of certain industry reports. The 2003 amount includes general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act of 2002.
      Tax Fees. The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2004 and 2003 were $45,000 and $319,000, respectively. Of the amount paid in 2003, $75,000 was paid under a deferred billing arrangement entered into by the Company with E&Y prior to its engagement as the Company’s auditors in March 2002 with respect to tax planning services rendered in 2001. The remaining fees paid in each of those years primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.
      All Other Fees. There were no other fees paid to E&Y for the years ended December 31, 2004 and December 31, 2003.
      Audit Committee Pre-Approval Requirements. The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by Ernst & Young during fiscal 2004 were pre-approved pursuant to the procedures outlined above.

PROPOSAL 1 — ELECTION OF DIRECTORS
General Information
      The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class II directors currently serving on the Board, whose terms expire at the 2005 Annual Meeting, are Messrs. William E. Fruhan, Jr., R.M. (Mark) Schreck and John R. Menard, Jr. In addition, the Board of Directors appointed Robert L. Caulk as a Class I director, effective October  21, 2004, to fill the vacancy created by an increase in the number of directors from eight to nine. Mr. Caulk has consented to serve a two-year term, which will expire at the 2007 Annual Meeting when the term of all Class I directors will expire.
      Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors proposes that the following nominee, who is currently serving as a Class I Director, be elected as a Class I director for a two-year term expiring in 2007:
Robert L. Caulk
      Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors also proposes that the following nominees, all of whom are currently serving as Class II Directors, be elected as Class II directors for three-year terms expiring in 2008:
William E. Fruhan, Jr.
R.M. (Mark) Schreck
John R. Menard, Jr.
      The persons named in the enclosed proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a Director will continue in office until his successor has been elected, or until his death, resignation or retirement.
      After the election of one Class I director and three Class II directors at the Annual Meeting, the Board will consist of nine directors, including five continuing directors whose present terms extend beyond this Annual Meeting (Classes I, II and III will each consist of three members.) There are no family relationships between or among any executive officers or directors of the Company.
      We expect each nominee standing for election as a Class I director and Class II director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy card.
      The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Information Concerning Nominees and Directors
      The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.
                      Director Nominee — Class I (Term Ending 2007)

Robert L. Caulk Director since 2004
Mr. Caulk, 53, has been the President, Chief Executive Officer and Chairman of United Industries Corporation since 2001 and was the President and Chief Executive Officer since 1999. From 1995 to 1999 Mr. Caulk held the positions of President and Executive Vice President of Cloplay Building Products. Mr. Caulk also serves as a director of several corporate and non-profit boards, including Sligh Furniture Company, United Industries Corporation, and the St. Louis Academy of Science.

Director Nominees — Class II (Term Ending 2008)

William E. Fruhan, Jr. Director since 2000
Mr. Fruhan, 61, has been the Professor of Business Administration at Harvard Business School since 1979. Mr. Fruhan also serves as a director of various private corporations, including PQ Corporation. Mr. Fruhan serves as a member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

R. M. (Mark) Schreck Director since 2000
Mr. Schreck, 60, is a registered professional engineer and retired Vice President, Technology, General Electric Company. He has been the President of RMS Engineering, LLC, an engineering and business consulting business, and a member of the staff of the University of Louisville Speed School of Engineering since January 1998. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

John R. Menard, Jr. Director since 2001
Mr. Menard, 65, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Technology Committee.

Directors Continuing in Office — Class III (Term Ending 2006)

Gregory R. Palen Director since 1994
Mr. Palen, 49, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chief Executive Officer of Palen/ Kimball Company, a heating and air conditioning company, since 1983. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of Opus Northwest, LLC, a construction and real estate development company, and Fabcon, a manufacturer of structural concrete wall panels. Mr. Palen is also a director of various private and non-profit corporations, including St. John’s University. Mr. Palen is a member of our Executive Committee and our Technology Committee.

Richard A. Zona Director since 2000
Mr. Zona, 60, has been the Chief Executive Officer of Zona Financial, LLC, a financial advisory firm, since December 2000. Mr. Zona was the Vice-Chairman — Wholesale Banking of U.S. Bancorp, a regional bank holding company, from 1996 to 2000. Mr. Zona joined U.S. Bancorp, then known as First Bank System, Inc., as Executive Vice President and Chief Financial Officer in 1989 and served as Vice Chairman and Chief Financial Officer from 1991 to 1996. Mr. Zona, a certified public accountant, was with Ernst & Young from 1970 to 1989. Mr. Zona is a director of New Century Financial Corporation, a mortgage banking and financial services company, ShopKo Stores, Inc., a consumer retailing company, and Piper Jaffray Companies, a securities brokerage firm. Mr. Zona serves as the Chair of our Audit Committee and is also a member of our Compensation Committee.

Annette K. Clayton Director since 2003
Ms. Clayton, 41, has been the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems-Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio, Fort Wayne, Indiana, and Oshawa, Ontario. She is a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. Ms. Clayton is a member of our Audit Committee and Technology Committee.

Directors Continuing in Office — Class I (Term Ending 2007)

Andris A. Baltins Director since 1994
Mr. Baltins, 59, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. He is a director of various private and non-profit corporations. Mr. Baltins serves as the Chair of our Corporate Governance and Nominating Committee and is also a member of the Compensation Committee.

Thomas C. Tiller Director since 1998
Mr. Tiller, 43, is the President and Chief Executive Officer of the Company and was the President and Chief Operating Officer of the Company from July 15, 1998 to May 20, 1999. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller serves as the Chair of our Executive Committee and is also a member of our Technology Committee.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE DEFERRED COMPENSATION PLAN
General Information
      Upon the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to shareholder approval, amendments to the Company’s Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) which was originally approved by the Company’s shareholders on May 10, 1995, to: (i) increase the number of shares of Polaris common stock reserved for issuance pursuant to awards under the Deferred Compensation Plan, (ii) extend the term of the Deferred Compensation Plan, which currently expires on May 10, 2005, to May 31, 2010 and (iii) shift the administrative responsibilities under the Deferred Compensation Plan from the Company’s Chief Financial Officer to the Compensation Committee. The Company’s Board of Directors has determined that it would be in the best interests of the Company and its shareholders to effect these amendments to the Deferred Compensation Plan. Accordingly, the Board of Directors recommends that the shareholders approve the proposed amendments. If the amendments to the Deferred Compensation Plan are approved by the shareholders, these amendments will take effect as of January 20, 2005. If the amendments are not approved, they will not take effect.
      The proposed amendments are not related to the recent changes to the tax laws governing deferred compensation arrangements under Section 409A of the Internal Revenue Code. Section 409A has significantly altered the federal income tax rules governing nonqualified deferred compensation plans, and the Internal Revenue Service (“IRS”) is expected to issue additional guidance interpreting this new law during 2005. After additional guidance is released by the IRS, it may be necessary to further amend the Deferred Compensation Plan to ensure that it is in compliance with Section 409A. The Company does not intend to seek shareholder approval of any amendments that the Board of Directors approves solely for the purpose of bringing the plan into compliance with Section 409A.
      The reserve of shares of common stock under the Deferred Compensation Plan is subject to appropriate adjustment in the event of certain changes in the common stock, including by reason of a stock split. A maximum of 150,000 shares of common stock were originally reserved for issuance under the Deferred Compensation Plan. Of that total, 31,167 shares of common stock remained available for future grants as of February 14, 2005. If the proposed amendment is approved, there will be an aggregate of 81,167 shares available for future grants. The Board of Directors believes that the grant of common stock equivalents to non-employee directors of the Company is a vital factor in attracting, retaining and providing an incentive to non-employee directors by giving them an opportunity for tax deferral and the ability to acquire an increased proprietary interest in the Company, thereby more closely aligning the interests of directors with those of the shareholders of the Company, to encourage the highest level of director performance by providing directors with a direct interest in the Company’s attainment of its financial goals and to provide a financial incentive that will help attract and retain the most qualified directors.
      The following summary of the Deferred Compensation Plan is qualified in its entirety by reference to the complete text of the Deferred Compensation Plan, which is attached as Annex A.
General Provisions
      Duration of the Deferred Compensation Plan; Shares to be Issued. The Deferred Compensation Plan originally became effective on May 10, 1995. If the proposed amendment is approved, the Deferred Compensation Plan will remain effective until May 31, 2010 unless terminated earlier by the Board of Directors.
      The shares of common stock to be issued or delivered under the Deferred Compensation Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by the Company.
      On February 14, 2005, the closing price of Polaris common stock on the New York Stock Exchange was $70.31 per share.

      Administration. The Deferred Compensation Plan is currently administered by the Chief Financial Officer of the Company. If the proposed amendment is approved, the Deferred Compensation Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s authority will be limited to such matters as interpreting the Deferred Compensation Plan and making appropriate changes to awards made under the Deferred Compensation Plan to reflect changes in the capital structure of the Company. However, the Compensation Committee will have no discretion regarding the eligibility or amount and timing of awards. The Compensation Committee may delegate administrative authority for such matters as record keeping to one or more officers or employees of the Company.
      Participants. Any non-employee director of the Company or its subsidiaries may be selected by the Compensation Committee to receive an award under the Deferred Compensation Plan. Presently, there are 8 Outside Directors eligible to participate in the Deferred Compensation Plan. Under the Deferred Compensation Plan, Outside Directors will receive annual awards of common stock equivalents and can elect to defer all or a portion of the directors and/or chair and meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic value of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents were outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.
      Awards Available Under the Deferred Compensation Plan. As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of common stock equivalents having a fair market value of $1,250. For purposes of the Deferred Compensation Plan, fair market value will be based on the closing price of the common stock on the NYSE (or other stock exchange or stock quotation system on which the Common Stock is then listed or quoted) on the applicable date. A new Outside Director whose Board service begins between quarterly fee payment dates will receive a pro rated award for the first quarter.
      An Outside Director can also defer all or a portion of the directors and/or chair and meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional common stock equivalents based on the then fair market value of the common stock.
      As soon as practicable after an Outside Director’s Board service terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.
      New Plan Benefits Table. The New Plan Benefits Table for the Deferred Compensation Plan has been incorporated into Proposal 3 on page 24 of this proxy statement.
      Termination and Amendment. The Board of Directors can amend or terminate the Deferred Compensation Plan at any time. However, amendments must be approved by the Company’s shareholders if shareholder approval is required in order for the Deferred Compensation Plan to meet applicable statutory or regulatory requirements.
      Antidilution Provisions. The amount of shares authorized to be issued under the Deferred Compensation Plan, and the terms of outstanding Common Stock Equivalents, may be adjusted to prevent dilution or enlargement of rights in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distributions to the shareholders.
      Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of the Deferred Compensation Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Awards of common stock equivalents, and amounts voluntarily deferred pursuant to the Deferred Compensation Plan and converted into common stock equivalents, will not be taxable to the Outside Director until a distribution is made to the Outside Director or to his or her beneficiary. An Outside Director will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares of common stock distributed. The Company will be entitled to take a corresponding tax deduction for the tax year in which the Outside Director recognizes ordinary income. Any appreciation in value of common stock from the distribution date to the date the Outside Director disposes of such common stock will be taxed as capital gain, short-term or long-term, depending on the length of time the common stock was held.
Vote Required
      Approval of the Deferred Compensation Plan will require the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).
Board Recommendation
      Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the Deferred Compensation Plan, as amended. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendments to the Deferred Compensation Plan.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO 1996 RESTRICTED STOCK PLAN
General Information
      Upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to shareholder approval, amendments to the Company’s 1996 Restricted Stock Plan, as amended and restated on January 18, 2001 and approved by the Company’s shareholders on May 3, 2001 (the “Restricted Stock Plan”), to: (i) increase the number of shares of Polaris common stock reserved for issuance pursuant to awards under the Restricted Stock Plan by 250,000 shares, (ii) extend the term of the Restricted Stock Plan, which currently expires on January 25, 2006, to May 31, 2011, (iii) incorporate into the Restricted Stock Plan performance goals to be used in the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code and (iv) rename the plan as the Polaris Industries Inc. Restricted Stock Plan. The Company’s Board of Directors has determined that it would be in the best interests of the Company and its shareholders to effect these amendments to the Restricted Stock Plan. Accordingly, the Board of Directors recommends that the shareholders approve the proposed amendments. If the amendments to the Restricted Stock Plan are approved by the shareholders, these amendments will take effect as of January 20, 2005. If the amendments are not approved, they will not take effect.
      The reserve of shares of common stock under the Restricted Stock Plan is subject to appropriate adjustment in the event of certain changes in the common stock, including by reason of a stock split. An aggregate of 2,100,000 shares of common stock were originally reserved for issuance under the Restricted Stock Plan. Of that total, 459,964 shares of common stock remained available under the Restricted Stock Plan for future grants as of February 14, 2005. If the proposed amendment is approved, there will be an aggregate of 709,964 shares available for future grants. The Board of Directors believes that the grant of restricted stock to employees of the Company is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of the Company and in establishing a direct link between the financial interests of such individuals and of the Company’s shareholders and that it is prudent to increase the number of shares of common stock available for future grants at this time.
      The following summary of the Restricted Stock Plan is qualified in its entirety by reference to the complete text of the Restricted Stock Plan, which is attached as Annex B.
General Provisions
      Duration of the Restricted Stock Plan; Shares to be Issued. The Restricted Stock Plan originally became effective on May 9, 1996. If the proposed amendment is approved, the Restricted Stock Plan will remain effective until May 31, 2011 unless terminated earlier by the Board of Directors.
      The shares of common stock to be issued or delivered under the Restricted Stock Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by the Company. Shares of common stock covered by any unvested portions of restricted stock and shares of common stock subject to any awards which are otherwise surrendered by participants without receiving any payment or other benefit with respect thereto may again be subject to new awards under the Restricted Stock Plan.
      On February 14, 2005, the closing price of Polaris common stock on the New York Stock Exchange was $70.31 per share.
      Administration. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised solely of non-employee independent directors of the Company who are not eligible to participate in the Restricted Stock Plan. The Compensation Committee determines the employees who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the Restricted Stock Plan, establishes, modifies and determines terms and conditions of awards and takes such other action as may be necessary for the proper administration of the Restricted Stock Plan.
      Participants. Any employee of the Company or its subsidiaries may be selected by the Compensation Committee to receive an award under the Restricted Stock Plan, however, it is the intention of the Board of

Directors to limit awards under this plan to awards made to Mr. Tiller under the terms of his employment agreement and discretionary awards made to new hires or in recognition of significant contributions to the Company. Presently, there are approximately 3,500 persons eligible to participate in the Restricted Stock Plan. It is not possible at this time to determine the amount of restricted stock awards to be allocated to specific persons or groups from the additional number of shares being added to the pool of shares available under the Restricted Stock Plan. No participant may receive restricted stock awards in respect of more than 500,000 shares of common stock in any calendar year.
      Awards Available Under Restricted Stock Plan. The Compensation Committee may award to any participant restricted shares that are subject to terms and conditions established by the Compensation Committee. In general, restricted shares will be non-transferable and subject to a risk of forfeiture during a period of time set by the Compensation Committee. The Committee may provide for such transfer and forfeiture restrictions to lapse in installments and/or upon the occurrence of specified events. The restrictions may be based on performance goals, periods of service or other standards established by the Compensation Committee.
      The Restricted Stock Plan authorizes awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code. Performance goals may include one or more of the following: share price appreciation, earnings, cash flow, revenues and total shareholder return.
      If the participant’s employment with the Company terminates during the restriction period, his or her rights with respect to the restricted shares will be forfeited, except that all forfeiture restrictions will lapse if the termination is a discharge without cause (as defined) or is due to the participant’s death, disability or retirement. Forfeiture restrictions also lapse upon a change in control of the Company (as defined) or in cases of special circumstances where the Compensation Committee deems a waiver of the restrictions to be appropriate.
      As soon as practicable after the date of grant of restricted shares, stock certificates representing such shares will be registered in the name of the participant. Unless the Compensation Committee otherwise determines, during the restriction period, these certificates will be held in custody by the Company or its designee. Despite the restrictions, the participant will be the registered owner of the restricted shares and will have the right to vote and receive dividends, if any, with respect to such shares.
      Termination and Amendment. The Company has the right to deduct from a participant’s salary, bonus or other compensation any taxes required to be withheld with respect to awards made under the Restricted Stock Plan. In the Compensation Committee’s discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose fair market value equals the amount required to be withheld.
      Antidilution Provisions. The amount and kind of shares available for issuance under the Restricted Stock Plan and the limit on the number of shares in respect of which awards may be made to any participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect.
      Withholding Obligations. The Company shall be entitled to withhold (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any stock issuable under the Restricted Stock Plan, or with respect to any income recognized upon the lapse of restrictions applicable to the restricted shares, and the Company may defer issuance of shares under the Restricted Stock Plan until and unless indemnified to its satisfaction against any liability for any such tax.
      Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of awards under the Restricted Stock Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Due to the presence of transfer and forfeiture restrictions, a grant of restricted shares has generally no tax consequences to the Company or the participant. Except as discussed below, the full fair market value of common stock issued as restricted shares will be taxed as ordinary income to the participant when the restrictions on the stock expire, with such value being determined at the time of such expiration. The Company will receive a corresponding tax deduction at the same time. Dividends received by the participant during the restriction period are treated as compensation income and therefore are taxed as ordinary income to the participant and are deductible by the Company. Dividends received after the restriction period are treated as dividends to the participant and are not deductible by the Company.
      The participant may, under Section 83(b) of the Internal Revenue Code, elect to report the current fair market value of restricted shares as ordinary income in the year of grant of the restricted shares, even though the shares of common stock are subject to forfeiture restrictions. If a participant makes such an election, the Company will receive an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, if a Section 83(b) election is made, dividends paid during or after the restriction period will be treated as dividends to the participant and, therefore, will not be deductible by the Company.
      In the case of restricted shares as to which no Section 83(b) election is filed, the participant’s tax basis in the shares of common stock received equals the amount of ordinary income recognized by the participant upon the lapse of the restrictions with respect to such shares plus any amount paid by the participant for the shares. Upon a subsequent sale or exchange of the shares, the amount realized by the participant in excess of his or her tax basis will be short-term or long-term capital gain or loss, depending on whether the participant has held the shares for at least one year after the restrictions lapse. The Company will receive no additional deduction at the time of disposition of the common stock by the participant.
      In the case of restricted shares as to which a Section 83(b) election is made, any appreciation in the value of the subject shares of common stock after a date of grant will be recognized as capital gain by the participant at such time as the participant disposes of the shares in a taxable transaction. Any capital gain then realized will be long-term or short-term, depending upon whether the participant has held the shares for at least one year from the date of grant.
      The deductibility by the Company of amounts recognized as ordinary income by participants with respect to restricted shares may be limited under certain provisions of the Internal Revenue Code, including the $1 million deduction limit per executive under Section 162(m) and the limit with respect to certain payments in connection with a change in control under Section 280G.
Vote Required
      Approval of the Restricted Stock Plan will require the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).
Board Recommendation
      Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the Restricted Stock Plan, as amended. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendments to the Restricted Stock Plan.

New Plan Benefits Table
      Assuming shareholders approve the amendments to the Deferred Compensation Plan and the Restricted Stock Plan at the Annual Meeting, the following table illustrates the amounts that were awarded under such plans for fiscal year 2004.
NEW PLAN BENEFITS

	Dollar Value($)	Number of Shares

	Deferred	Restricted Stock
Name and Principal Position	Compensation Plan	Plan

Thomas C. Tiller, Chief Executive Officer and President	$0	50,000
Jeffrey A. Bjorkman Vice President — Operations	$0	0
John B. Corness Vice President — Human Resources	$0	0
Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary	$0	10,000
Kenneth J. Sobaski Vice President — Sales, Marketing and Business Development	$0	0
All Executive Officers as a group	$0	60,000
All non-executive directors as a group	$443,256	0
All non-executive officer employees as a group	$0	0
EQUITY COMPENSATION PLANS
Equity Compensation Plans Approved by Shareholders
      Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. 1996 Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan, the Polaris Industries Inc. Deferred Compensation Plan for Directors and the 2003 Non-Employee Director Stock Option Plan.
Equity Compensation Plans Not Approved by Shareholders
      The Polaris Industries Inc. 1999 Broad-Based Stock Option Plan was approved by the Board of Directors, but was not approved by the shareholders. Neither the NYSE rules nor federal law required shareholder approval at the time the 1999 Broad-Based Stock Option Plan was adopted and accordingly it was not submitted for shareholder approval.
      Under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan, each of the Company’s full-time employees, and any part-time employee who had performed at least 1,000 hours of service prior to the date of grant, received a one-time award of non-qualified stock options to purchase shares of Polaris common stock. The Company’s executive officers and directors are not eligible to participate in this plan. On April 1, 1999, an aggregate of 675,400 options were granted under the plan, consisting of an option to each fulltime employee to purchase 200 shares and an option to each part-time employee to purchase 100 shares of Polaris common stock. These grants were made at the fair market value of Polaris common stock as of the grant date. Of the 675,400 options initially granted under the plan, an aggregate of 518,400 options vested on March 7, 2002 when the closing price of Polaris common stock, as reported on the NYSE, was two times the per share exercise price of such options. The Board of Directors does not intend to grant any future options under this plan.

Summary Table
      The following table sets forth certain information as of December 31, 2004, with respect to compensation plans under which shares of Polaris common stock may be issued.

				Number of securities
				remaining available for
				future issuance under
	Number of securities to	Weighted-average		equity compensation
	be issued upon exercise of	exercise price of		plans (excluding
	outstanding options,	outstanding options,		securities reflected in the
Plan Category	warrants and rights	warrants and rights		first column)

Equity Compensation plans approved by security holders	4,717,278	$27.02	(1)	2,353,153
Equity compensation plans not approved by security holders	79,300	$15.78		-0-
Total	4,796,578	$26.83		2,353,153

(1)	Does not include an aggregate of 60,833 common stock equivalents acquired on various dates between 1995 and December 31, 2004 pursuant to the Company’s Deferred Compensation Plan for Directors at prices ranging from $10.37 to $63.18. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION
Executive Compensation Summary
      The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company’s Chief Executive Officer and the other four most highly compensated executive officers (the “Executive Officers”) in all capacities in which they served.
Summary Compensation Table

		Annual Compensation			Awards

				Other Annual	Restricted	# of	All Other
		Salary	Bonus	Compensation	Stock	Options	Compensation
Name and Principal Position	Year	($)(A)	($)(B)	($)(C)	($)(D)	(#)(E)	($)(F)

Thomas C. Tiller	2004	$675,000	$1,350,000	—	$2,972,500	100,000	$94,250
Chief Executive Officer	2003	$675,000	$1,210,000	—	$2,150,750	100,000	$91,982
And President	2002	$614,136	$1,165,000	—	$1,424,750	100,000	$85,956
Jeffrey A. Bjorkman	2004	$264,423	$220,000	—	—	17,500	$26,471
Vice President – Operations	2003	$249,038	$210,000	—	—	20,000	$24,202
	2002	$225,000	$200,000	—	$210,863	16,000	$21,500
John B. Corness	2004	$239,423	$200,000	—	—	14,000	$24,171
Vice President – Human	2003	$224,231	$189,000	—	—	15,000	$21,077
Resources	2002	$204,229	$180,000	—	$184,363	14,000	$19,712
Michael W. Malone	2004	$236,346	$210,000	—	$594,500	16,000	$23,217
Vice President – Finance,	2003	$203,076	$173,000	—	—	15,000	$19,904
Chief Financial Officer	2002	$184,806	$160,000	—	$158,147	12,000	$17,490
and Secretary
Kenneth J. Sobaski	2004	$353,462	$237,000	—	—	12,000	—
Vice President – Sales,	2003	$330,769	$225,000	$91,515	—	16,000	—
Marketing and Business	2002	$307,693	$250,000	—	$210,863	16,000	—
Development

(A)	Includes amounts deferred by the Executive Officers under the Company’s 401(k) Retirement Savings Plan and Supplemental Retirement/ Savings Plan.

(B)	Profit sharing bonus payments under the company-wide profit sharing plan or the Senior Executive Annual Incentive Compensation Plan, as applicable, are reported for the year in which the related services were performed.

(C)	The Company provides club memberships, club dues, financial planning and tax preparation, relocation benefits, Exec-U-Care coverage, as well as standard employee medical, dental, and disability coverage to its Executive Officers. The value of all “Other Annual Compensation” is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above, except for Mr. Sobaski who in 2003 received a one-time relocation payment of $39,659 and a medical reimbursement payment of $49,775 under the Exec-U-Care coverage.

(D)	The Company granted restricted stock awards to employees (including the Executive Officers) in 2002 and 2003. Restricted stock awards in 2004 were limited to those made under Mr. Tiller’s employment agreement and a discretionary grant made by the Compensation Committee to Mr. Malone to acknowledge superior, long-term contributions to the Company’s performance. All restricted stock awards were approved by the Compensation Committee of the Board of Directors, were granted in accordance with the Company’s 1996 Restricted Stock Plan and will vest only upon the achievement by the Company of certain compounded earnings growth targets over a three- or four-year period. The amounts shown in this column were calculated by multiplying the closing market price of Polaris’ common stock on the date of grant by the number of shares granted. An aggregate of 160,000 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets and an aggregate of 26,820 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company. The total number and value of restricted stock holdings as of December 31, 2004 (the last trading day of calendar year 2004), calculated by multiplying the closing market price of Polaris’ common stock on December 31, 2004 of $68.02 per share by the number of restricted shares held, for the named officers are as follows: Messrs. Tiller, 150,000, $10,203,000; Bjorkman, 7,400, $503,348; Corness, 6,470, $440,089; Malone, 15,550, $1,057,711 and Sobaski, 7,400, $503,348.

(E)	The Company granted stock options to employees (including the Executive Officers) in 2002, 2003 and 2004. All stock option grants were approved by the appropriate committee of the Board of Directors and granted in accordance with the Company’s 1995 Stock Option Plan.

(F)	Consists of Company matching contributions to the Polaris 401(k) Retirement Savings Plan and Supplemental Retirement/ Savings Plan. The Supplemental Retirement/ Savings Plan began July 1, 1995 and is a nonqualified plan which mirrors the Polaris 401(k) Retirement Savings Plan without the Internal Revenue Service contribution limitations. The Executive Officers each received $13,000 in matching contributions to the Polaris 401(k) Retirement Savings Plan during 2004, except for Mr. Sobaski. The Supplemental Retirement/ Savings Plan contributions during 2004 were $81,250, $13,471, $11,171 and $10,217, respectively, for Messrs. Tiller, Bjorkman, Corness, and Malone.
      The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.
Option Grants in 2004
      The following table shows all options to purchase Polaris common stock granted in 2004 to each of our Executive Officers named in the Summary Compensation Table and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. The actual future value of the options will depend on the market value of the Company’s common stock.
OPTION GRANTS DURING 2004 AND
ASSUMED POTENTIAL REALIZABLE VALUES

		Individual Grants			Potential Realizable Value
					at Assumed Annual Rates of
		% of Total Options			Stock Price Appreciation for
	Number of	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted(A)	Fiscal Year	($/Share)	Date	5%	10%

Thomas C. Tiller	100,000	16.76%	$59.45	11/1/2014	$3,738,779	$9,474,799
Jeffrey A. Bjorkman	17,500	2.93%	$59.45	11/1/2014	$654,286	$1,658,090
John B. Corness	14,000	2.35%	$59.45	11/1/2014	$523,429	$1,326,472
Michael W. Malone	16,000	2.68%	$59.45	11/1/2014	$598,205	$1,515,968
Kenneth J. Sobaski	12,000	2.01%	$59.45	11/1/2014	$448,653	$1,136,976

(A)	The options were granted at an exercise price based on $59.45, the closing price of the Company’s common stock on the grant date. All of the options become exercisable on November 1, 2007, the third anniversary of the date of grant.

Option Exercises and Values for 2004
      The following table gives information for options exercised by each of the Executive Officers in 2004 and the value (stock price less exercise price) of the remaining options held by those Executive Officers at year-end measured in terms of the closing price of Polaris common stock on December 31, 2004, the last trading day of the year.
AGGREGATED OPTION EXERCISES DURING 2004 AND
OPTION VALUES ON DECEMBER 31, 2004

					Value of In-the-Money
			Shares Covered by		Outstanding Options
			Outstanding Options		12/31/04 (A)
	Shares Covered	Gain at
Name	by Exercises	Exercise Date	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas C. Tiller	0	—	2,000,000	300,000	$89,671,875	$7,310,000
Jeffrey A. Bjorkman	35,364	$1,375,244	29,436	53,500	$1,472,825	$1,282,475
John B. Corness	18,400	$767,789	39,600	43,000	$1,992,138	$1,048,405
Michael W. Malone	16,430	$773,068	17,624	43,000	$898,804	$986,495
Kenneth J. Sobaski	0	—	60,000	44,000	$2,761,200	$1,135,320

(A)	For purposes of this column, the value of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $68.02, the closing price for the Company’s common stock on December 31, 2004. As used in this column, an option was in-the-money on December 31, 2004 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company’s common stock on that date.
Employment, Termination and Change in Control Agreements

Agreement with Mr. Tiller
      Mr. Tiller and Polaris entered into an employment agreement effective January 1, 2005, which replaced all prior agreements, except for his Change of Control Agreement dated April 1, 1998, which remains in effect. The employment agreement provides that Mr. Tiller will continue to be employed as Chief Executive Officer and President of the Company through at least December 31, 2006. Mr. Tiller’s agreement provides for:

•	an annual base salary of at least $750,000, which may, at the discretion of the Board of Directors, be increased during the term of his employment;

•	an opportunity to earn an annual bonus under the Company’s Senior Executive Annual Incentive Compensation Plan based upon the attainment of certain financial goals established by the Compensation Committee of the Board of Directors

•	a stock option to purchase 215,000 shares of the Company’s common stock under the Company’s 1995 Stock Option Plan at an exercise price of $67.50, the fair market value of such stock on the date of grant, which option will vest on December 31, 2006 and is intended to be in lieu of any annual grant of stock options when such grants are made to other executives of the Company;

•	a performance restricted share award for 33,000 shares of the Company’s common stock under the Company’s 1996 Restricted Stock Plan, which restricted share award will vest upon the achievement of certain compounded earnings growth targets on the second or third anniversary of the award date; and

•	the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its executive officers, including without limitation, medical, dental and life insurance coverage, financial planning and tax preparation services, 401(k) Retirement Savings Plan and Supplemental Retirement/Savings Plan and a country club membership.

      If Mr. Tiller’s employment terminates as a result of his death or disability, he or his designated beneficiaries, as appropriate, will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; and (iii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, all of his outstanding stock options and restricted share awards will vest immediately.
      If Mr. Tiller’s employment is terminated by the Company for cause or by him without good reason, he will receive (i) his base salary earned through the date of termination payable when such salary would customarily be paid; and (ii) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. Upon termination under these circumstances, all stock options and unvested restricted share awards will terminate immediately and he may purchase health insurance under the Company’s then existing health insurance plan in accordance with applicable government requirements.
      If Mr. Tiller’s employment is terminated by the Company without cause or by him for good reason, he will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) a pro rata bonus payment for the year of termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when bonuses for such period are customarily paid; (iii) his base salary as then in effect for a two-year period, payable in monthly installments at the times such base salary would customarily be paid; (iv) a pro rata bonus payment in each of the two years following termination based on the average of the annual bonuses paid or payable to him for the two calendar years preceding the year in which the termination occurs payable when the annual bonuses for such years are paid; and (v) any annual bonus for a preceding year that remains unpaid at the time of termination payable when such bonuses are paid to other executives of the Company. In addition, the Company will provide him with medical and dental insurance coverage for a period ending on the earlier of the second anniversary of the date of termination or the date on which another employer employs him. Any stock options and restricted share awards that would, by their terms, vest on or before the first anniversary of the date of termination will vest immediately, and in the case of stock options, be exercisable until the first anniversary of the date of termination.
      Under his employment agreement, Mr. Tiller has agreed not to engage in competitive activities for a period of two years following his termination of employment.

Change in Control Agreements
      The Company has entered into change in control agreements (the “Agreements”) with the Executive Officers named in the Summary Compensation Table which become effective only upon a Change in Control (as defined in the Agreements). If upon or within 24 months after a Change in Control, any of the Executive Officers terminates his employment for Good Reason or such employee’s employment is terminated without Cause (as such terms are defined in the Agreements), he will be entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment equal to two times his average annual cash compensation (including cash bonuses, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of years if such employee’s employment has been of shorter duration) of the Company immediately preceding such termination. If such termination occurs before a cash bonus for any preceding fiscal year has been paid, the Company is required to pay to the employee the amount of the employee’s cash bonus for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the Agreement. No cash bonus shall be paid for any part of the fiscal year in which the termination occurs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee operates under a written charter adopted by the Company’s Board of Directors. The Compensation Committee assists the Board in, among other things, establishing a philosophy and policies regarding executive compensation, providing oversight to the administration of the Company’s executive compensation programs and reviewing the compensation of executive officers and senior management. The Committee is comprised entirely of independent directors and is advised by an independent consultant retained by the Compensation Committee.
Executive Compensation Philosophy
      Polaris’ executive total compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving aggressive goals. The program is designed to:

•	Link executives incentive goals with the interests of Polaris shareholders.

•	Tie executives compensation directly to the Company’s performance. A significant portion of each executive’s compensation is dependent upon achieving business and financial goals and upon stock price appreciation.

•	Support the Company’s business plans and long-term goals.
Compensation Components
      Polaris utilizes two primary components in designing a compensation system appropriate to the needs of the Company and its shareholders:

1. Annual Compensation: This component includes base salary and cash-based incentive awards. Base salaries are addressed within the context of competitive compensation levels supported by analysis by the Committee’s independent consultant and the total compensation system. Polaris awards annual incentives based on the achievement of performance criteria established for a specific year by the Compensation Committee either under the Polaris profit sharing plan or, in the case of the Company’s senior executives, under the Company’s Senior Executive Annual Incentive Compensation Plan, a performance based plan established by the Committee and approved by Polaris shareholders in 2004. Each executive has a bonus target expressed as a percentage of base salary based on the individual’s level of responsibility. The Committee also has discretion to provide less than target awards based on individual performance. Payments under this plan for 2004 performance were based upon earnings per share growth. The Compensation Committee has also determined that payments under the plan for 2005 performance will be based upon earnings per share growth.

2. Long-Term Compensation: This component includes stock options, restricted stock and longer-term cash-based incentive awards. Options issued by the Company have an exercise price of no less than fair market value on the date of award and generally vest three years from the date of grant. The Committee currently makes restricted share awards in connection with promotions or outstanding performance, hiring new executives and extending existing employment arrangements. Restricted share awards generally vest only upon the attainment of certain financial metrics. Polaris’ Chief Financial Officer was granted 10,000 restricted shares in 2004 for his consistent high performance and his competitive position compared to similar positions in the established comparative company group. Polaris executives (other than its Chief Executive Officer) and employees generally are eligible to earn long-term cash-based incentive awards through participation in Polaris’ Long Term Incentive Plan, which was established by the Committee and approved by Polaris shareholders in 2004. Awards are determined by financial performance measured against financial benchmarks determined by the Compensation Committee. The Compensation Committee has established earnings per share growth and revenue growth benchmarks that will determine awards earned under the plan for the two three-year cycles ending December 31, 2006 and 2007, respectively. At the beginning of the plan cycle, participants choose how they would like their payout to be calculated: (1) cash value at the time of award; or (2) cash value tied to Polaris stock price movement over the 3-year plan. The ultimate value of the long-term compensation component depends on Company performance, in most instances as measured against objectives set by the Compensation Committee, and/or future stock price appreciation.

Factors Considered in Determining Compensation
      The Compensation Committee intends that, in order to attract and retain talented individuals, the compensation of Polaris executives be competitive with other companies in its comparable market. On an annual basis, the Committee reviews competitive compensation levels based upon a report compiled by the Committee’s consultant that includes comparative compensation data from a survey of a group of companies determined by the consultant and the Committee to be relevant for executive compensation comparison purposes. In 2004, the survey group included 63 companies, primarily in the manufacturing industry, with sales ranging from $1 billion to $4 billion. The consultant’s report addresses all aspects and components of compensation and compares and contrasts Polaris’ executive compensation with the compensation of similarly situated executives at the companies within the survey group. In its annual review, the Committee and its consultant take into consideration differences in the size and success of the companies surveyed and any material differences in performance, responsibilities and authority between and among Polaris executives and executives at the various companies within the survey group for purposes of determining executive compensation. Utilizing the information provided by its compensation consultant, the Committee conducts its own review of various parts of the compensation program and an assessment of skills, experience and achievements of individual executives to determine the compensation targets of Company officers as a group and individually. The Committee approves any changes to the compensation of Company officers including base salary, annual incentive payments, stock options, restricted stock and long-term cash incentive awards.
      An objective of Polaris’ executive compensation program is to approximate over time the survey group’s median compensation, adjusted for company size and performance and to pay higher than the median compensation if Polaris outperforms comparable companies and an executive contributes meaningfully to that performance. In 2004, Polaris’ executive salaries, annual incentive and long term incentive awards were consistent with this goal.
      The Committee also considers the tax deductibility to Polaris of compensation paid to its executives. Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year if that compensation is not performance related. Compensation based upon Company performance is not subject to the deduction limit if certain requirements are met. In 2004, the Company was not entitled to deduct a portion of the compensation resulting from the vesting of certain restricted share awards granted to the Chief Executive Officer in 2000 and 2001 and the annual profit sharing bonuses paid to certain executive officers under Polaris’ company-wide profit sharing plan because that plan does not meet Section 162(m)’s requirement that bonuses be “payable solely on account of attainment of one or more performance goals.” In April 2004, shareholders approved Polaris’ Senior Executive Annual Incentive Compensation Plan and its Long Term Incentive Plan. Senior executives of the Company, to whom Section 162(m) is applicable, now participate in the Senior Executive Annual Incentive Compensation Plan in lieu of the company-wide profit sharing plan. Awards under both plans approved by shareholders in 2004 would meet the requirements of Section 162(m) and be tax deductible to the Company. Additionally, future grants under the Company’s stock based compensation programs, including stock option and restricted stock programs, are expected to be performance based for purposes of Section 162(m).

Compensation of the Chief Executive Officer
      The executive compensation philosophy and factors in determining compensation described above also apply to the compensation of the Chief Executive Officer except that the Chief Executive Officer is not eligible for the long term cash-based incentive plan that was established in 2004.
      Pursuant to an employment agreement effective January 1, 2005, Mr. Tiller’s base salary is $750,000 per year. From November 1, 2002 through December 31, 2004 Mr. Tiller’s base salary was $675,000. In addition to this base salary, the benefits and perquisites paid or made available to Mr. Tiller during 2004 and under his new contract include club memberships, club dues, financial planning and tax preparation, Exec-U-Care in addition to standard employee medical and dental benefits, 401(k) Retirement Savings Plan participation augmented by the Supplemental Retirement/Savings Plan, which is designed to mirror the 401(k) Retirement Savings Plan. In addition, Mr. Tiller’s compensation is in excess of the limitation in effect under Section 401(a)(17) of the Internal Revenue Code, which limits contributions to 401(k) retirement plans. Therefore, he, and other similarly situated employees of the Company, are eligible to make contributions of deferred income to the Supplemental Retirement/Savings Plan. This plan allows him to make contributions above the IRS annual limits on 401(k) contributions. His contributions are matched by the Company and are limited to the Company match on his 401(k) contributions. In 2004 Mr. Tiller and the Company each contributed $81,000 to the plan.
      In accordance with the established Senior Executive Annual Incentive Compensation Plan, Mr. Tiller was awarded $1,350,000 in February 2005 for his 2004 performance. The specific amount of Mr. Tiller’s award was determined by the achievement of certain pre-established earnings per share benchmarks. The Compensation Committee considered the Company’s high quality earnings, the strength of its balance sheet, growth initiatives, high productivity and consistent financial growth and strong leadership in determining to pay the full award available based on the Company’s actual performance as measured against the benchmarks contained in the payout matrix established at the beginning of the year. The award is consistent with the executive compensation philosophy to approximate the median compensation of the Chief Executive Officer in the comparative companies, adjusted for comparative company size and performance and to pay above the median when the Company performance warrants it. In 2004, Mr. Tiller led Polaris to 14% sales from continuing operations growth, 14% earnings per share from continuing operations growth and 57% shareholder return as the result of an appreciation in stock price and dividend payments.
      Pursuant to his employment agreement, Mr. Tiller was granted 100,000 stock options with an exercise price of $59.45 and awarded 50,000 restricted shares in November 2004. Both the stock option grant and the restricted share award are considered performance based for purposes of Section 162(m) of the Internal Revenue Code. The stock options were granted in accordance with the Company’s 1995 Stock Option Plan and vest on the third anniversary of the date of grant. The restricted share awards were granted in accordance with the Company’s 1996 Restricted Stock Plan and the restricted shares of common stock granted thereunder become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a three or four year period.

COMPENSATION COMMITTEE

William E. Fruhan, Chair
Andris A. Baltins
Richard A. Zona

STOCK PERFORMANCE GRAPH
      The graph below compares the five-year cumulative total return to shareholders (stock price appreciation plus reinvested dividends) for the Company’s common stock with the comparable cumulative return of two indexes: Russell 2000 Index and CoreData Group’s Recreational Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 2000 in common stock of the Company and in each of the indexes, and the reinvestment of all dividends. Points on the graph represent the performance as of the last business day of each of the years indicated.
Comparison of 5-Year Cumulative Total Return Among
Polaris Industries Inc., Russell 2000 Index and Recreational Vehicles Index

	At December 31

	1999	2000	2001	2002	2003	2004

Polaris Industries Inc.	$100	$112.74	$167.51	$172.91	$266.46	$417.29
Recreational Vehicles Index	100	113.65	156.91	141.71	163.91	211.18
Russell 2000 Index	100	95.68	96.66	75.80	110.19	129.47
Assumes $100 Invested on January 1, 2000
Assumes Dividend Reinvested
Fiscal Year Ended December 31, 2004
Source: CoreData Group
OTHER MATTERS
      The Board is not aware of any matters that are expected to come before the 2005 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
      Under the rules of the Securities and Exchange Commission, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2006 Annual Meeting of Shareholders the proposal must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 4, 2005. If a shareholder intends to introduce an item of business at the 2006 Annual Meeting, without including the proposal in the proxy statement, the Company must receive notice of that intention no later than January 18, 2006. If we do not receive a notice by January 18, 2006, the persons named as proxies in the proxy materials relating to the 2006 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.
      If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the notice of nomination must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 4, 2005. The notice given by a shareholder who proposes a candidate for nomination must include (i) the submitting shareholder’s name and address, (ii) a signed statement as to the submitting shareholder’s current status as a shareholder, the number of shares currently owned and the length of such ownership; (iii) the name of the candidate and a resume or a listing of the candidate’s qualifications to be a director, and (iv) a document evidencing the candidate’s willingness to serve as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.
ADDITIONAL INFORMATION
      A copy of the Annual Report of the Company for the year ended December 31, 2004 is being sent to shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, is included as a part of the Annual Report being sent to shareholders with this Proxy Statement.
      Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

ANNEX A
POLARIS INDUSTRIES INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
      Section 1.     Introduction
      1.1     Establishment. Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby establishes the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Plan”) for those directors of the Company who are neither officers nor employees of the Company. The Plan provides (i) for the grant of awards in the form of Common Stock Equivalents to Directors and (ii) the opportunity for Directors to defer receipt of all or a part of their cash compensation and thereby be credited with additional Common Stock Equivalents.
      1.2     Purposes. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company’s attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.
      1.3     Effective Date. This Plan was originally effective as of January 26, 1995, the date of its initial approval by the Board of Directors. The Plan was amended and restated by the Board of Directors as of January 20, 2005.
      Section 2.     Definitions
      2.1     Definitions. The following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means any of the events set forth below:

(i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of voting securities of the Company in excess of 30% of the voting securities of the Company unless such acquisition has been approved by the Board; or

(ii) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on the effective date of the Plan and (B) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A); or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, as the case may be; or

(iv) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board as the Board may designate.

(d) “Common Stock Equivalent” means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

(e) “Common Stock Equivalent Award” means an award of Common Stock Equivalents granted to a Director pursuant to Section 5.1 of the Plan.

(f) “Deferred Stock Account” means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.4 hereof and to which shall be credited Common Stock Equivalents pursuant to the Plan.

(g) “Director” means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” means as of any applicable date: (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/ NMS”), the closing price, regular way, of the Stock on such exchange or NASDAQ/ NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/ NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.

(j) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Stock” means the $.01 par value common stock of the Company.

(l) “Quarterly Payment Date” means each of the four dates each year on which the Company pays retainer fees to Directors.
      2.2     Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.
      Section 3.     Plan Administration
      The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such awards are to be granted, established the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The determinations of the Committee on matters within its authority shall be conclusive and binding upon the Company and other persons. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be “disinterested persons” within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.
      Section 4.     Stock Subject to the Plan
      4.1     Number of Shares. There shall be authorized for issuance under the Plan in accordance with the provisions of the Plan 200,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.
      4.2     Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.
      4.3     Adjustments upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.
      Section 5.     Common Stock Equivalent Awards
      5.1     Grants of Common Stock Equivalent Awards. Common Stock Equivalents having a Fair Market Value on the date of grant equal to $1,250 shall be granted automatically, as of each Quarterly Payment Date, to each Director who is entitled to receive a retainer fee on such date; provided, however, that in the case of the first Quarterly Payment Date applicable to any person who is a Director on the date the Plan becomes effective, $3,750 shall be substituted for $1,250 in the foregoing provision. If a person becomes a member of the Board between Quarterly Payment Dates, whether by action of the shareholders of the Company or the Board, such person shall be granted automatically, as of the date his or her Board service commences, a pro rata Common Stock Equivalent Award equal to a full Award (determined pursuant to the immediately preceding sentence as if the date such Director began serving on the Board was a Quarterly Payment Date) multiplied by a fraction (not in excess of 1.0), the numerator of which is the number of days during the period beginning with the date upon which such Director commences Board service and ending with the next following Quarterly Payment Date, and the denominator of which is the total number of days during the period beginning on the Quarterly Payment Date immediately preceding the commencement of Board service by the Director and ending on the next following Quarterly Payment Date.
      5.2     Deferral Elections. A Director may elect to defer receipt of all or a specified portion of the annual retainer, chair and/or meeting fees otherwise payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of chair and/or meeting fees or annual retainer to be deferred, and (ii) the time as of which deferral is to commence. Amounts deferred by a Director pursuant to this Section 5.2 shall be converted into Common Stock Equivalents in accordance with Section 5.4.
      5.3     Time For Electing Deferral. Any election to defer annual retainer, chair and/or meeting fees shall be made prior to the date such fees are earned by the Director. Any subsequent election to (i) alter the portion of such amounts deferred or (ii) revoke an election to defer such amounts, must be made no later than six months prior to the time such compensation is earned by the Director and credited to the Director’s Deferred Stock Account pursuant to Section 5.4 hereof.
      5.4     Deferred Stock Accounts. A Deferred Stock Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted, based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director, into additional Common Stock Equivalents. A Director’s Deferred Stock Account shall also be credited with dividends and other distributions pursuant to Section 5.5.
      5.5     Hypothetical Dividends on Common Stock Equivalents. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director’s Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director’s Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.7 hereof.
      5.6     Statement of Accounts. A statement will be sent to each Director as to the balance of his or her Deferred Stock Account at least once each calendar year.
      5.7     Payment of Accounts. A Director shall receive a distribution of his or her Deferred Stock Account as soon as practicable following his or her termination of services as a Director. Such distribution shall consist of one share of Stock for each Common Stock Equivalent credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution.
      5.8     Payments to A Deceased Director’s Estate. In the event of a Director’s death before the balance of his or her Deferred Stock Account is fully paid to him, payment of the balance of the Director’s Deferred Stock Account shall then be made to his estate in the time and manner selected by the Committee in the absence of a designation of a beneficiary pursuant to Section 5.9 hereof. The Committee may take into account the application of any duly appointed administrator or executor of a Director’s estate and direct that the balance of the Director’s Deferred Stock Account be paid to his estate in the manner requested by such application.
      5.9     Designation of Beneficiary. A Director may designate a beneficiary on a form approved by the Committee.
      5.10     Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten (10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the value of all Common Stock Equivalents credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

      Section 6.     Assignability
      The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.
      Section 7.     Plan Termination, Amendment and Modification
      The Plan shall automatically terminate at the close of business on May 31, 2010 unless sooner terminated by the Board. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements.
      Section 8.     Governing Law
      The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

ANNEX B
POLARIS INDUSTRIES INC.
RESTRICTED STOCK PLAN
ARTICLE I.
PURPOSE AND ADOPTION OF THE PLAN
      1.01     Purpose. The purpose of the Polaris Industries Inc. Restricted Stock Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating selected key management employees, consultants and independent contractors who will contribute to the Corporation’s success. The Plan is intended to link the remunerative benefits paid to eligible employees, consultants and independent contractors who have substantial responsibility for the successful operation, administration and management of the Corporation with the enhancement of shareholder value and to provide eligible employees, consultants and independent contractors with an opportunity to acquire a greater proprietary interest in the Corporation through the grant of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the participants meet the vesting criteria established by the Committee. Awards under the Plan will act as an incentive to participants to achieve long-term objectives which will inure to the benefit of all shareholders of the Corporation. The Plan authorizes awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as awards that may not so qualify.
      1.02     Adoption and Effective Date. The Plan was originally adopted as the Polaris Industries Inc. 1996 Restricted Stock Plan (the “1996 Plan”) effective as of January 25, 1996. The 1996 Plan was amended and restated by the Board as of January 18, 2001. This Plan is an amendment and restatement of the 1996 Plan, as amended, effective January 20, 2005. The Plan has been renamed the “Polaris Industries Inc. Restricted Stock Plan.”
ARTICLE II.
DEFINITIONS
      For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:
      2.01     Award Agreement means a written agreement between the Corporation and a Participant specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article V of the Plan.
      2.02     Board means the Board of Directors of the Corporation.
      2.03     Business Day means any day on which the New York Stock Exchange shall be open for trading.
      2.04     Cause means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation’s right to operate its business in the manner in which it is now operated.
      2.05     Change in Control means any of the events set forth below:

(a) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (x) persons who were members of the Board on January 1, 1996 and (y) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on January 1, 1996; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (x) and/or (y) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as “Incumbent Directors”); or

(b) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities equal to or greater than 35% of the Corporation Voting Securities unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c) Any of the following: (x) a liquidation or dissolution of the Corporation; (y) a reorganization, merger or consolidation of the Corporation unless, following such reorganization, merger or consolidation, (A) the Corporation is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the Board of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Corporation unless, following such sale or disposition, at least one-half of the Board of the transferee consists of Incumbent Directors.

      2.06     Committee means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.
      2.07     Corporation means Polaris Industries Inc., a Minnesota corporation, and its successors.
      2.08     Corporation Voting Securities means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.
      2.09     Date of Grant means the date as of which an award of Restricted Stock is granted in accordance with Article V.
      2.10     Disability means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.
      2.11     Effective Date means January 20, 2005.
      2.12     Exchange Act means the Securities Exchange Act of 1934, as amended.
      2.13     Fair Market Value means, as of any given date, (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/ NMS”), the closing price, regular way, of the Stock on such exchange or NASDAQ/ NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/ NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/ NMS or NASDAQ, or is not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.
      2.14     Outstanding Stock means, at any time, the issued and outstanding Stock.
      2.15     Participant means any person selected by the Committee, pursuant to Section 3.02, to participate under the Plan.

      2.16     Plan means the Polaris Industries Inc. Restricted Stock Plan, as the same may be amended from time to time.
      2.17     Restricted Stock means shares of Stock awarded to a Participant subject to restrictions as described in Article V.
      2.18     Stock means the common stock, par value $0.01 per share, of the Corporation.
ARTICLE III.
ADMINISTRATION AND PARTICIPATION
      3.01     Administration. The Plan shall be administered by the Committee which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 3.02, the persons who will be Participants hereunder, to impose, in accordance with Section 5.01, such conditions and restrictions as it determines appropriate and to take such other actions and makes such other determinations in connection with the Plan as it may deem necessary or advisable.
      3.02     Designation of Participants. Participants in the Plan shall be such employees, consultants and independent contractors of the Corporation and its subsidiaries as the Committee, in its sole discretion, may designate. The Committee’s designation of a Participant with respect to any calendar year shall not require the Committee to designate such person as a Participant with respect to any other calendar year. The Committee shall consider such factors as it deems pertinent in selecting Participants.
ARTICLE IV.
STOCK ISSUABLE UNDER THE PLAN
      4.01     Number Of Shares Of Stock Issuable. Subject to adjustments as provided in Section 6.03, the maximum number of shares of Stock available for issuance under the Plan shall be 2,350,000. The Stock to be offered under the Plan shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury. In any calendar year, no Participant shall receive awards in excess of 500,000 shares of Stock, subject to adjustment as provided in Section 6.03.
      4.02     Shares Subject To Terminated Awards. Shares of Stock forfeited as provided in Section 5.02 may again be issued under the Plan.
ARTICLE V.
RESTRICTED STOCK
      5.01     Restricted Stock Awards. The Committee may grant to any Participant an award of Restricted Stock in respect of such number of shares of Stock, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Committee shall determine in its sole discretion. With respect to performance-based awards of Restricted Stock to “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, performance standards will be limited to specified levels of one or more of the following: share price appreciation, earnings, cash flow, revenues and total shareholder return. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such provisions, not inconsistent with this Plan, as shall be determined by the Committee.
      (a) Issuance Of Restricted Stock. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Unless the Committee determines otherwise, until the lapse or release of all restrictions applicable to an award of Restricted Stock (i) the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee, (ii) such certificates shall be deemed not delivered to the Participant and (iii) no Participant shall have any interest with respect to such Restricted Stock except as expressly provided herein or in the applicable Award Agreement.
      (b) Shareholder Rights. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 5.01(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and, unless the Committee provides otherwise in the applicable Award Agreement, the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that, if the Committee provides in the applicable Award Agreement that the Participant shall be entitled to receive any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, such Stock shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 5.01(a).
      (c) Restriction On Transferability. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.
      (d) Delivery Of Stock Upon Release Of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture, and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 6.02, the Corporation shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
      5.02     Terms of Restricted Stock.
      (a) Forfeiture of Restricted Stock. Subject to Section 5.02(b) and the last sentence of this Section 5.02(a), all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period the service of the Participant with the Corporation and its affiliates terminates for any reason or any other vesting conditions applicable to such Restricted Stock are not met or such Restricted Stock is forfeited in accordance with its terms. The Committee, in its sole discretion, shall establish the forfeiture period for each grant of Restricted Stock, and may provide for the forfeiture period to lapse in installments. Notwithstanding the foregoing, unless the Committee provides otherwise in the applicable Award Agreement, in the event of the discharge by the Corporation or an affiliate of a Participant without Cause or termination of a Participant’s service by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation or an affiliate, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. Upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.
      (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article V to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of service after the Date of Grant.

ARTICLE VI.
MISCELLANEOUS
      6.01     Limitations on Transfer. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.
      6.02     Taxes. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the tendering of previously acquired shares of Stock of the Participant, or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to tender Stock or to have Stock withheld to meet such tax withholding obligations.
      6.03     Adjustments to Reflect Capital Changes. The amount and kind of Stock available for issuance under the Plan and the limit on the number of shares of Stock in respect of which awards may be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 6.03.
      6.04     No Right to Award; No Right to Continued Service. No person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Corporation.
      6.05     Awards Not Includable For Benefit Purposes. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Corporation, except as may be provided under the terms of such plans or determined by resolution of the Board.
      6.06     Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.
      6.07     No Strict Construction. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.
      6.08     Captions. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

      6.09     Severability. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.
      6.10     Legends. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.
      6.11     Amendment And Termination.
      (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.
      (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation’s shareholders, on May 31, 2011. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan shall continue in effect in accordance with its terms as if the Plan has not terminated.

POLARIS INDUSTRIES INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 21, 2005
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 21, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing this proxy, you revoke all prior proxies and appoint Thomas C. Tiller and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on April 21, 2005, or any postponements or adjournments thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday April 20, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pii/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 20, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Polaris Industries Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of Directors:	☐	Vote FOR	☐	Vote WITHHELD
			all nominees		from all nominees
Class I (two year term ending in 2007): 01 Robert L. Caulk			(except as marked)

Class II (three year term ending in 2008): 02 William E. Fruhan, Jr. 03 R.M. (Mark) Schreck 04 John R. Menard, Jr.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

   Please fold here

2.	Approval of amendments to the Polaris Industries Inc. Deferred Compensation Plan for Directors.	☐	For	☐	Against	☐	Abstain

3.	Approval of amendments to the Polaris Industries Inc.1996 Restricted Stock Plan.	☐	For	☐	Against	☐	Abstain

4.	Upon such other business as may properly come before the meeting or any adjournments thereof.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign in partnership name by authorized person.